

<ARTICLE> UT
<LEGEND> This schedule contains summary financial information extracted from the Consolidated Balance Sheet and Statement of Consolidated Capitalization as
of December 31, 1997 and the related Statements of Consolidated Operations,
Retained Earnings (Deficit) and Cash Flows for the year ended December 31, 1997 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>      0000918040
<NAME>     Unicom Corporation
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-START>                             JAN-01-1997
<PERIOD-END>                               DEC-31-1997
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                   16,778,288
<OTHER-PROPERTY-AND-INVEST>                  2,113,770
<TOTAL-CURRENT-ASSETS>                       1,791,458
<TOTAL-DEFERRED-CHARGES>                     2,016,234
<OTHER-ASSETS>                                       0<F1>
<TOTAL-ASSETS>                              22,699,750
<COMMON>                                     4,943,211
<CAPITAL-SURPLUS-PAID-IN>                            0
<RETAINED-EARNINGS>                           (21,184)
<TOTAL-COMMON-STOCKHOLDERS-EQ>               4,918,687<F2>
<PREFERRED-MANDATORY>                          174,328<F3>
<PREFERRED>                                    507,053<F3>
<LONG-TERM-DEBT-NET>                         5,737,348<F4>
<SHORT-TERM-NOTES>                               8,150
<LONG-TERM-NOTES-PAYABLE>                            0<F4>
<COMMERCIAL-PAPER-OBLIGATIONS>                 150,000
<LONG-TERM-DEBT-CURRENT-PORT>                  503,909
<PREFERRED-STOCK-CURRENT>                       30,688<F3>
<CAPITAL-LEASE-OBLIGATIONS>                    437,950
<LEASES-CURRENT>                               113,817
<OTHER-ITEMS-CAPITAL-AND-LIAB>              10,117,820<F5>
<TOT-CAPITALIZATION-AND-LIAB>               22,699,750
<GROSS-OPERATING-REVENUE>                    7,083,022
<INCOME-TAX-EXPENSE>                         (120,861)<F6>
<OTHER-OPERATING-EXPENSES>                   5,883,856
<TOTAL-OPERATING-EXPENSES>                   6,170,619
<OPERATING-INCOME-LOSS>                        912,403
<OTHER-INCOME-NET>                         (1,675,710)<F6><F7><F8>
<INCOME-BEFORE-INTEREST-EXPEN>               (355,683)<F8>
<TOTAL-INTEREST-EXPENSE>                       497,167
<NET-INCOME>                                 (852,850)<F8>
<PREFERRED-STOCK-DIVIDENDS>                          0<F7>
<EARNINGS-AVAILABLE-FOR-COMM>                (852,850)<F8>
<COMMON-STOCK-DIVIDENDS>                       346,225
<TOTAL-INTEREST-ON-BONDS>                            0<F9>
<CASH-FLOW-OPERATIONS>                       1,927,767
<EPS-PRIMARY>                                   (3.94)
<EPS-DILUTED>                                   (3.94)

<F1> This item is not disclosed as a separate line item on the Consolidated
     Balance Sheet.

<F2> Includes a deduction of $3,340 thousand for preference stock expense of
     ComEd.

<F3> Preferred and Preference stocks of ComEd.

<F4> $1,001,363 thousand of notes and long-term note payable to bank is included in LONG-TERM-DEBT-NET.

<F5> Includes $350,000 thousand of ComEd-obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely ComEd's subordinated debt securities.

<F6> A tax benefit of $407,624 thousand related to nonoperating activities, primarily deferred income taxes for 1997, is included in INCOME-TAX-EXPENSE.

<F7> A $60,486 thousand provision for preferred and preference stock dividends of ComEd and a $28,860 thousand provision for preferred securities dividends of subsidiary trusts are included in OTHER-INCOME-NET.

<F8> Includes an extraordinary loss, net of income taxes, of $810,335 thousand and the positive impact of a cumulative effect of a change in accounting principle of $196,700 thousand.

<F9> This item is not disclosed as a separate line item on The Statement of
     Consolidated Operations.

